UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

Rose Rock Midstream, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35365	45-2934823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(Address of principal executive offices)

(918) 524-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

On February 9, 2015, Rose Rock Midstream, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with SemGroup Corporation (“SemGroup”), Rose Rock Midstream Holdings, LLC, SemDevelopment, L.L.C., Glass Mountain Holding, LLC, Rose Rock Midstream GP, LLC (the “General Partner”) and Rose Rock Midstream Operating, LLC, under which the Partnership will acquire, subject to certain customary conditions to closing, (i) SemGroup’s 50% interest in Glass Mountain Pipeline, LLC, which owns a 215-mile crude oil pipeline in western and north central Oklahoma, and (ii) a 100% interest in Wattenberg Holding, LLC, which owns the Wattenberg Oil Trunkline, a pipeline system that transports crude oil from Noble Energy, Inc.’s production facilities in the DJ Basin to the White Cliffs pipeline system, for a purchase price of $325.0 million consisting of cash and 1,750,000 common units, representing limited partner interests in the Partnership (the “Common Units”), to SemGroup (the “Drop-Down Transaction”).

The Contribution Agreement also includes customary representations and warranties, indemnification obligations and covenants by the parties, subject to the limitations set forth therein.

Each of the parties to the Contribution Agreement, other than SemGroup, is a direct or indirect subsidiary of SemGroup. As a result, certain individuals serve as officers and directors of both SemGroup and such other entities. In addition, prior to the consummation of the Drop-Down Transaction, SemGroup indirectly holds (i) a 56.7% limited partner interest in the Partnership through its subsidiaries and (ii) a 2% general partner interest and incentive distribution rights in the Partnership through its indirect ownership of the General Partner.

The terms of the Contribution Agreement and the Drop-Down Transaction were approved by the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”). The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Contribution Agreement and the Drop-Down Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

On February 9, 2015, the Partnership entered into the Contribution Agreement, pursuant to which it will issue the Common Units. The issuance and sale of the Common Units will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

The information set forth under Item 1.01 under the caption “Contribution Agreement” is incorporated in its entirety into this Item 3.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE ROCK MIDSTREAM, L.P.

	By:	Rose Rock Midstream GP, LLC
its general partner

Date: February 9, 2015	By:	/s/ Robert N. Fitzgerald
		Name:	Robert N. Fitzgerald
		Title:	Senior Vice President and Chief Financial Officer

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